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                                                           EXHIBIT 3.9


                             CERTIFICATE OF INCORPORATION

                                          OF

                                FDC TECHNOLOGIES, INC.


         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), do hereby certify as follows:

         FIRST: The name of the corporation is FDC Technologies, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.

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         THIRD:  The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

         FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is seventy-five thousand (75,000), all of which shall be shares of Common Stock with a par value of $.01 per share.

         FIFTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

         SIXTH: The Corporation shall, to the fullest extent permitted by the Delaware Corporation Law (including, without limitation, Section 145 thereof), as amended from time to time, or otherwise, indemnify all persons whom it may indemnify pursuant thereto or otherwise.

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         SEVENTH:  The Corporation reserves the right to amend, alter, change or repeal any Provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         EIGHTH: The name and mailing address of the sole incorporator is as follows:

                   Marvin S. Haber
                   c/o Federal Data Corporation
                   4800 Hampden Lane
                   Bethesda, MD 20814

         IN WITNESS WHEREOF, I have duly signed this Certificate on the 1st day of December, 1992.

                                  /s/ Marvin S. Haber
                                  ----------------------------
                                  Marvin S. Haber